Exhibit 99.1

FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2022 FIRST QUARTER RESULTS

Hauppauge, NY – February 10, 2022 – Forward Industries, Inc. (NASDAQ:FORD), a single source solution provider for the full spectrum of hardware and software product design and engineering services as well as a designer and distributor of carry and protective solutions, today announced financial results for its first quarter ended December 31, 2021.

First Quarter Fiscal 2022 Financial Highlights

•	Revenues were $11.6 million, an increase of 19.6% from $9.7 million for the three months ended December 31, 2020.

•	Gross margin declined to 22.5% compared to 23.3% for the three months ended December 31, 2020.

•	Operating income increased by $0.4 million, to $0.2 million, compared to a loss from operations of $0.2 million for the three months ended December 31, 2020.

•	Net income was $0.2 million compared to $1.2 million for the three months ended December 31, 2020 (which, for 2020, included a $1.4 million gain as a result of the forgiveness of a PPP loan).

•	Basic and diluted earnings per share was $0.02 compared to $0.12 for the three months ended December 31, 2020.

•	Cash balance of $2.4 million at December 31, 2021 as compared to $1.4 million at September 30, 2021.

Terry Wise, Chief Executive Officer of Forward Industries, stated “We began our 2022 fiscal year profitably. The resilient performance of the business, despite ongoing challenging market conditions, reflects the successful execution of our strategy. The design division continues to show solid growth and is underpinned by a strong pipeline of projects.  Sales within our retail division are steadily growing at a relatively competitive gross margin in a sector significantly impacted by exorbitant freight and shipping costs. Finally, within the OEM distribution sector, we are actively pursuing opportunities outside the declining diabetic sector. Based on this promising first quarter performance, I remain cautiously optimistic of a strong fiscal year.”

The tables below are derived from the Company’s consolidated financial statements included in its Form 10-Q filed on February 10, 2022 with the Securities and Exchange Commission. Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the fiscal quarters ended December 31, 2021 and 2020. Please also refer to the Company’s Form 10-K for a discussion of risk factors applicable to the Company and its business.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 including statements regarding our pipeline of work and projects, growth in sales for our retail business, and growth in our design division. Forward has tried to identify these forward-looking statements by using words such as “may”, “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include the inability to expand our customer base, pricing pressures, lack of success of our sales people, failure to develop products at a profit, failure to commercialize products that we develop, continued supply chain issues, inability of our design division’s customers to pay for our services, unanticipated issues with our affiliated sourcing agent, issues at Chinese factories that we source our products as a result of the pandemic or otherwise, and failure to obtain acceptance of our products by big box retail stores. No assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company’s filings with the SEC, including the Company’s Form 10-K for the year ended September 30, 2021 for information regarding risk factors that could affect the Company’s results. Except as otherwise required by Federal securities laws, Forward undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Forward Industries

Forward is a fully integrated design, development and manufacturing solution provider to top tier medical and technology customers worldwide. Through its acquisitions of Intelligent Product Solutions, Inc. and Kablooe Design, Inc., the Company has expanded its ability to design and develop solutions for its existing multinational client base and expand beyond the diabetic product line into a variety of industries with a full spectrum of hardware and software product design and engineering services. In addition to our existing design and distribution of carry and protective solutions, primarily for handheld electronic devices, we are now a one-stop shop for design development and manufacturing solutions serving a wide range of clients in the industrial, commercial, medical and consumer industries.

For more information, contact:

Anthony Camarda, CFO, Forward Industries, Inc.

(631) 547-3041, acamarda@forwardindustries.com

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2021	2021
Assets	(Unaudited)

Current assets:
Cash	$2,432,225	$1,410,365
Accounts receivable, net	8,788,041	8,760,715
Inventories, net	2,972,134	2,062,557
Prepaid expenses and other current assets	630,649	561,072
Total current assets	14,823,049	12,794,709

Property and equipment, net	213,826	167,997
Intangible assets, net	1,265,469	1,318,658
Goodwill	1,758,682	1,758,682
Operating lease right of use assets, net	3,844,425	3,743,242
Other assets	72,251	72,251
Total assets	$21,977,702	$19,855,539

Liabilities and shareholders' equity

Current liabilities:
Note payable to Forward China	$1,550,000	$–
Accounts payable	307,508	391,992
Due to Forward China	6,961,599	5,733,708
Deferred income	752,878	187,695
Current portion of earnout consideration	25,000	25,000
Current portion of operating lease liability	334,126	340,151
Accrued expenses and other current liabilities	662,519	529,497
Total current liabilities	10,593,630	7,208,043

Other liabilities:
Note payable to Forward China	–	1,600,000
Operating lease liability, less current portion	3,676,805	3,559,053
Earnout consideration, less current portion	45,000	45,000
Total other liabilities	3,721,805	5,204,053
Total liabilities	14,315,435	12,412,096

Commitments and contingencies

Shareholders' equity:
Common stock, par value $0.01 per share; 40,000,000 shares authorized;10,061,185 shares issued and outstanding at December 31, 2021 and September 30, 2021	100,612	100,612
Additional paid-in capital	19,953,276	19,914,476
Accumulated deficit	(12,391,621)	(12,571,645)
Total shareholders' equity	7,662,267	7,443,443
Total liabilities and shareholders' equity	$21,977,702	$19,855,539

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FORWARD INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended December 31,
	2021	2020

Revenues, net	$11,613,741	$9,717,603
Cost of sales	8,994,973	7,454,717
Gross profit	2,618,768	2,262,886

Sales and marketing expenses	737,677	602,961
General and administrative expenses	1,666,877	1,827,418

Income/(loss) from operations	214,214	(167,493)

Gain on forgiveness of note payable	–	(1,356,570)
Fair value adjustment of earn-out consideration	–	(30,000)
Interest income	–	(22,747)
Interest expense	32,828	46,392
Other expense/(income), net	1,362	(3,604)
Income before income taxes	180,024	1,199,036

Provision for income taxes	–	–

Net income	$180,024	$1,199,036

Earnings per share:
Basic	$0.02	$0.12
Diluted	$0.02	$0.12

Weighted average common shares outstanding:
Basic	10,061,185	9,885,563
Diluted	10,337,113	10,039,799

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